Exhibit 99(i)(2)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the caption “Legal Counsel to the Trust” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 41 to the Form N-1A Registration Statement of The Merger Fund VL, File No. 333-102461. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP___________

San Francisco, California

April 21, 2023